                                                                   EXHIBIT 10.19

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Oak Technology, Confidential

                          TECHNOLOGY LICENSE AGREEMENT

        THIS TECHNOLOGY LICENSE AGREEMENT (the "AGREEMENT") is entered into as of December 29, 2000 (the "EFFECTIVE DATE") by and between Oak Technology, Inc. a corporation organized under the laws of the State of Delaware, and with its principal place of business located at 139, Kiefer Court, Sunnyvale CA 94086-5160 ("OAK TECHNOLOGY") and Tvia, Inc. ("LICENSEE") a corporation organized under the laws of the State of California and with its principal place of business located at 4001 Burton Drive, Santa Clara, CA 95054 ("Licensee").

        WHEREAS, Oak Technology possesses certain 3D graphics technologies it wishes to license to Licensee;

        WHEREAS, Licensee wishes to license the Licensed Technology (as defined herein) for use with and incorporation into various products it plans to manufacture;

        NOW, THEREFORE, IT IS AGREED, in consideration of the terms and conditions set forth herein:

        1. DEFINITIONS

               1.1 "AUTHORIZED FIELDS" shall mean the following fields of use or markets in which Licensee is authorized to exercise the rights under the Licensed Technology granted to it under Section 2: (i) the broadband set-top box market, (ii) the digital television market, and (iii) the television-related internet appliance market.

               1.2 "CHIP TECHNOLOGY" shall mean Oak Technology's 3D graphics chip technology and related working directories as further described in Exhibit A provided in Source Code of the Chip Technology format as well as SGN Format.

               1.3 "CHIP TECHNOLOGY PRODUCTS" shall mean products in the Authorized Fields, created by Licensee, which incorporate the Chip Technology (or Derivative Works thereof) or are bundled with the Chip Technology (or Derivative Works thereof).

               1.4 "CUSTOMERS" shall mean end-users, clients, customers or third party application developers or services in the Authorized Fields.

               1.5 "DERIVATIVE WORK" shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

               1.6 "LICENSED TECHNOLOGY" shall mean the Chip Technology and the Software Technology when referenced together collectively.

               1.7 "LICENSEE PRODUCTS" shall mean Chip Technology Products and Software Technology Products.


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Oak Technology Confidential

               1.8 "LICENSEE DERIVATIVE WORKS" shall mean those Derivative Works created by or for Licensee which are related to the Licensed Technology hereunder.

               1.9 "INTELLECTUAL PROPERTY RIGHTS" shall mean all current and future worldwide patents and other patent rights, utility models, semiconductor topography rights, copyrights, mask work rights, trade secrets, trademarks and all other intellectual property rights and the related documentation or other tangible expression thereof.

               1.10 "OBJECT CODE" shall mean the binary machine readable version of any particular software.

               1.11 "SGN FORMAT" means software represented in a synthesized gate level net list format and other formats authorized by Oak Technology (authorization not be unreasonably withheld), based on the Licensee's foundry process and technology as part of the process of manufacturing an integrated circuit.

               1.12 "SOFTWARE TECHNOLOGY" shall mean the software described further in Exhibit B provided in Source Code of the Software Technology format.

               1.13 "SOFTWARE TECHNOLOGY PRODUCTS" shall mean products in the Authorized Fields, created by Licensee, which incorporate the Software Technology (or Derivative Works thereof) or are bundled with the Software Technology (or Derivative Works thereof).

               1.14 "SOURCE CODE OF THE CHIP TECHNOLOGY" shall mean a software product representing an integrated circuit function in the hardware description language (e.g. Verilog/VHDL) source code which can be synthesized using conventional design tools, and which can be instantiated in an integrated circuit design, whether in whole or in part, and any and all updates, copies, modifications, regardless of the form or media in or on which they may exist.

               1.15 "SOURCE CODE OF THE SOFTWARE TECHNOLOGY" shall mean the human readable version of the software.

               1.16 "SUB-LICENSEES" shall mean third party sub-manufacturers or contract manufacturers.

        2. LICENSE

               2.1 License Grant for Chip Technology. Subject to the terms and conditions of this Agreement, Oak Technology grants to Licensee a nonexclusive, perpetual, nontransferable, non-sublicensable (except as otherwise provided hereunder), royalty-free license within the Authorized Fields:

                      (a) to use, copy, store, modify, and create Derivative Works of the Chip Technology for use in the creation of Chip Technology Products;

                      (b) to sell, offer for sale, distribute and provide to Customers the Chip Technology Products; and


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                      (c) to sublicense the Chip Technology or Derivative Works
thereof, including Source Code of the Chip Technology and SGN Format (i) to Sub-Licensees for the limited purpose of manufacturing Chip Technology Products for Licensee; and (ii) to Licensee's Customers for Licensee's Customers' internal use only, subject to the provisions of Section 2.3 (d). In no event shall Licensee's Customers further sublicense or distribute the Source Code of the Chip Technology.

               2.2 License Grant for Software Technology. Subject to the terms and conditions of this Agreement, Oak Technology grants to Licensee a nonexclusive, perpetual, nontransferable, royalty-free license within the Authorized Fields:

                      (a) to use, copy, store, modify, and create Derivative Works of the Software Technology for the connection with the sale of the Chip Technology Products in the Authorized Fields; and

                      (b) to sublicense the foregoing rights to the Software Technology to Licensee's Customers in connection with the use, distribution and sale of the Chip Technology Products.

               2.3 License Restrictions. The preceding license grants of Sections 2.1 and 2.2 shall be subject to the following restrictions:

                      (a) the Software Technology is licensed for distribution or sale in connection with use of the Chip Technology Products only and Licensee is not entitled to distribute, sublicense or sell the Software Technology in stand-alone form;

                      (b) except as otherwise provided herein, the Licensee is not entitled to sell, offer for sale, distribute, sublicense or in any way provide source or object code relating to the Chip Technology or Derivative Works thereof;

                      (c) any sale or distribution of Software Technology to Customers provided in Section 2.2 (b), above shall be pursuant to an end user software license which: (i) shall contain provisions regarding license limitations, warranty disclaimers, limitations of liability and other such terms substantially similar to those found in this Agreement, and shall be no less protective than Licensee's licenses of its own products; (ii) shall include provisions to ensure that such end user does not reverse assemble, reverse compile, decrypt, extract, or otherwise attempt to discover any source code (or other underlying data) of such item.

                      (d) Licensee's Customers may only distribute the Software Technology and Derivative Works thereof in Object code.

                      (e) the designs and specifications for Licensee's integrated circuit designs ("Designs") are furnished by and originate with Licensee; (v) said Designs are in sufficient detail excluding source code which may not be furnished so that no additional designing by the semiconductor manufacturer is required other than adaptation to such semiconductor manufacturer's normal production process and standards; (vi) all Designs furnished to such semiconductor manufacturer are disclosed for the limited purpose of manufacture of integrated circuits that are Licensee Products, solely for or on behalf of, Licensee under confidentiality provisions at least as restrictive as those contained in this Agreement; (vii) that


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except as provided in Section 2.2 the Source Code of the Software Technology is
never disclosed to any third party; (viii) Licensee obtains any and all lawfully required licenses from third parties which are required for the lawful import, export, use, sales, manufacture, distribution or other disposal of Licensee's Products.

                      (f) any sublicense granted to a Sub-Licensee or Licensee Customer provided in Sections 2.1 (c) above shall be pursuant to a sublicense agreement which: (i) shall contain provisions regarding license limitations, warranty disclaimers, limitations of liability and other such terms substantially similar to those found in this Agreement, and shall be no less protective than Licensee's licenses of its own products.

                      (g) the rights granted under Sections 2.1 and 2.2 shall include rights under those Letters Patent and other Intellectual Property Rights held by Oak that are necessary to exercise the rights granted under Section 2, and only those limited rights and no other rights under any patent incorporated within or related to the Licensed Technology or any other technology of Oak Technology. Notwithstanding the foregoing, Oak Technology shall not enforce against Licensee (or any of its Sub-Licensees or Customers under this Agreement) any patent of the Licensed Technology that Oak Technology owns or has the right to enforce.

                      (h) Tvia will immediately notify Oak Technology if Tvia becomes aware of any breach of any sublicense agreements between Tvia and its Sub-Licensees or Customers ("Sublicense Agreement") with respect to the Licensed Technology and Tvia will enforce each such Sublicense Agreement with at least the same degree of diligence that Tvia uses to enforce similar agreements for its own products or other software products that it distributes, but in no event less than a reasonable degree of diligence. Upon Oak Technology's request, Tvia shall assign to Oak Technology Tvia's rights under the applicable Sublicense Agreement to bring an action against the Sub-Licensee or Customer solely to the extent based upon such Sub-Licensee's or Customer's breach of the licensing or confidentiality obligations relating to Oak Technology's Licensed Technology; provided, however, that upon such assignment, (a) Oak Technology shall, and hereby does, release Tvia from any and all liabilities related to such action (excluding any liabilities Tvia may have pursuant to Section 9.1(c): (b) Oak Technology shall bear all the expenses related to bringing such action; and (c) Oak Technology agrees to keep Tvia reasonably informed of the status of such action. Tvia shall, in any event, retain its right to bring an action against such Sub-licensee or Customer for such Sub-Licensee's or Customer's breach of any other obligations under the Sublicense Agreement, including without limitation breach of obligations with respect to Licensee Products. If each party wishes to proceed with its own action against the same Sub-Licensee or Customer under the Sublicense Agreement, each party consents to the joinder of the other party in such action.

        3. FEES AND PAYMENT

        Licensee shall pay to Oak Technology a *** fee of *** dollars ($***) (the "FEE") as follows: (Ii) $*** shall be paid *** of the *** and (ii) $*** within *** of the ***.

        4. DELIVERY OF LICENSED TECHNOLOGY

               4.1 Delivery of Licensed Technology. Oak Technology shall deliver to Tvia the Licensed Technology in a mutually agreeable form and format within 10 days of the Effective Date of this Agreement.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND
    EXCHANGE COMMISSION.


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Oak Technology Confidential

        5. OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

               5.1 Ownership of Licensee Products. Oak Technology shall retain all rights, title and interest in and to all of the information, content, data, designs, materials and all Intellectual Property Rights related to or incorporated within the Licensee Technology or to any Derivative Works thereof excluding the Licensee Derivative Works (the "OAK TECHNOLOGY INTELLECTUAL PROPERTY RIGHTS"). Oak Technology shall have the sole and exclusive right to seek patent, copyright or other protection over the Oak Technology Intellectual Property Rights.

               5.2 Ownership of Licensee Products. Licensee shall retain all rights, title and interest in and to all of the information, content, data, designs, materials and all Intellectual Property Rights related to Licensee Products excluding any Licensed Technology incorporated in Licensee's Products. (the "LICENSEE INTELLECTUAL PROPERTY RIGHTS"). Subject to Oak's ownership of Oak Technology Intellectual Property Rights (including the underlying Licensed Technology) Licensee will own exclusively all rights, title and interest in and to all Licensee Derivative Works. Licensee shall have the sole and exclusive right to seek patent, copyright or other protection over the Licensee Intellectual Property Rights and the Licensee Derivative Works. Notwithstanding the foregoing, Licensee agrees that Licensee's use at all times including upon termination of this Agreement of the Licensee Derivative Works shall be limited to the license granted under Section 2 and the confidentiality requirements of
Section 10.

               5.3 Except as expressly provided herein, no other right or license is granted under this Agreement. All rights not expressly granted hereunder by a party are expressly reserved to such party and its licensors and information and content providers.

        6. COVENANTS AND REPRESENTATIONS

               Except as expressly and unambiguously provided herein, each party represents, warrants and agrees:

                      (a) that it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder.

                      (b) that its execution of this Agreement, and the performance of its obligations and duties hereunder, do not and will not violate any agreement to which it is a party or by which it is otherwise bound.

                      (c) Not to take any action contrary to this Agreement.

                      (d) to promptly notify the other party of any potential or actual infringement of any Intellectual Property Right or Licensee Intellectual Property Right relating to the Licensed Technology or Derivative works thereof or Licensed Products or Licensee Derivative Works. Each party may, in its sole discretion, take or not take whatever action it believes is appropriate in connection with any such infringement. If a party elects to take action, the other party agrees to fully cooperate in connection therewith at the acting party's expense and request. If a party initiates and prosecutes any action under this Section, all legal expenses (including court costs and attorneys' fees) shall be for such party's account and it shall be entitled to all amounts awarded by way of judgment, settlement or compromise.


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                      (e) to comply with all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any Licensed Technology or Confidential Information or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce; and

                      (f) to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct, including, without limitation, those applicable to product claims, labeling, approvals, registrations and notifications.

        7. WARRANTY; DISCLAIMER

        LICENSEE WILL HANDLE AND BE RESPONSIBLE FOR ALL WARRANTY CLAIMS AND RETURNS FROM ITS DIRECT AND INDIRECT CUSTOMERS WITH RESPECT TO ANY ASPECT OR COMPONENT OF THE LICENSEE PRODUCTS AND LICENSED TECHNOLOGY. OAK TECHNOLOGY MAKES NO WARRANTIES WITH RESPECT TO THE LICENSED TECHNOLOGY AND DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. FURTHER, OAK TECHNOLOGY DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OR THE RESULTS OF THE USE, OF THE LICENSED TECHNOLOGY OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. OTHER THAN OAK TECHNOLOGY'S OBLIGATIONS AS SET FORTH IN SECTION 8, LICENSEE IS FULLY RESPONSIBLE FOR SATISFACTION OF ITS CUSTOMERS.

        8. LIMITATION OF LIABILITY

        NOTWITHSTANDING ANY OF THE FOREGOING, AND EXCEPT AS PROVIDED IN SECTION 9 BELOW, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS OF THE FEE PAID TO OAK TECHNOLOGY HEREUNDER OR (II) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST OR INACCURATE DATA OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. NEITHER PARTY SHALL HAVE LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL.

        9. INDEMNIFICATION.

        9.1 Licensee shall defend or settle at its expense any claim or suit, including without limitation any proceeding, investigation or claim (an "ACTION") against Oak Technology, or its affiliates, directors, officers, agents, employees and sub licensees; and shall indemnify Oak Technology against any damages arising out of or in connection with: (a) an assertion that the Licensee Products or the Licensee Derivative Works (except to the extent any such claims


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are based on unmodified Licensed Technology or any unmodified portion thereof, or any unmodified Oak Technology Intellectual Property Rights in such Products or Derivative Works) or the use thereof as specifically authorized by Licensee, infringe any U.S. copyright of any third party; (b) any breach by Licensee of its obligations, representations and warranties under this Agreement; (c) any breach of Licensee's obligations under Section 2.3(c) with respect to licensing to Customers of the Licensed Technology; and (d) any Actions brought by Licensee's Customers against Oak Technology arising out of or relating to the Licensee Products and the Licensee Derivative Works excluding those Actions arising out of or relating to infringement by the Licensed Technology or Oak Technology's negligence or wrongful conduct. Licensee shall indemnify and hold harmless Oak Technology from and against any and all damages actually incurred in defending and/or resolving such Action.

        9.2 Oak Technology shall defend or settle at its expense any claim or suit, including without limitation any proceeding, investigation or claim (an "ACTION") against Licensee arising out of or in connection with: (a) an assertion that the unmodified Software Technology delivered by Oak Technology, infringes any U.S. copyright of a third party. Oak Technology shall indemnify and hold harmless Licensee from and against any and all damages actually incurred in defending and/or resolving such Action.

        9.3 The indemnity obligations set forth in this Section are contingent upon: (a) the indemnified party ("Indemnitee") giving prompt written notice to the indemnifying party ("Indemnitor") of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim and (c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s). The Indemnitee shall not admit any such Action or any allegations made in such Action or settle any such Action, without the prior written consent of the Indemnitor.

        10. CONFIDENTIAL INFORMATION

               10.1 Each party ("RECEIVING PARTY") agrees to keep confidential and not disclose or use except in performance of its obligations under this Agreement, confidential or proprietary information related to the other party's ("DISCLOSING PARTY") technology or business that the Receiving Party learns in connection with this Agreement and any other information received from the other, including without limitation, to the extent previously, currently or subsequently disclosed to the Receiving Party hereunder or otherwise: information relating to products or technology of the Disclosing Party or the properties, composition, structure, use or processing thereof, or systems therefor, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information), all of the foregoing, "CONFIDENTIAL INFORMATION"). Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party. Each party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such party employs to protect its own confidential or proprietary information.

               10.2 Confidential Information shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the public domain (and is readily available without


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substantial effort), or (b) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it by another person without restriction, or (d) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing Party. Each party, with prior written notice to the Disclosing Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency (including a court order or subpoena), provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

        11. TERM AND TERMINATION

               11.1 Term. Unless terminated earlier as provided herein, this Agreement shall commence on the Effective Date and shall remain in effect until termination as provided herein.

               11.2 Termination for Cause. This Agreement may be terminated by either party for cause upon thirty (30) days written notice if the other party shall be in breach or default of any material provision of this Agreement; provided however that the breaching party may avoid termination if, before the end of such thirty (30) day period, the breaching party cures such breach.

               11.3 Effect of Termination. Within five (5) days of termination, each party shall return to the other party all confidential information disclosed to it by the other party under this Agreement and Licensee shall return to Oak Technology all documents or materials related to the Licensed Technology which are in its possession or under its control, including any and all copies of the Licensed Technology and derivative works thereof, or shall certify under written oath that all such materials have been destroyed. Notwithstanding the foregoing, Licensee shall be entitled to retain ownership and control of any media containing Licensed Technology (including without limitation any and all Licensed Products) which have already been manufactured (in whole or in part) and/or inventoried, and may complete or have completed manufacturing, sell and have sold, all such Products an licenses to Licensee's customers for Licensee's Products shall remain valid for their respective term, and Licensee shall be allowed to retain a reasonable number of copies of the Licensed Technology solely for the purposes of support of its Customers, and for no other purpose. Except to the extent expressly provided to the contrary in this Agreement, the following provisions shall survive the termination of this
Agreement: 1, 2, 3(h), 5-10, 11.3 and 12.

        12. GENERAL

               12.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. The sole and exclusive jurisdiction and venue for actions related to the subject matter hereof shall be the California state courts for the County of Santa Clara and the U.S. federal courts for the Northern District of California. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.


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               12.2 Relationship of the Parties. The parties hereto expressly understand and agree that each party is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither party nor its agents or employees are the representatives of the other party for any purpose and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

               12.3 Assignment. Neither this Agreement nor any rights, licenses or obligations hereunder, may be assigned by either party without the prior written consent of the non-assigning party, provided such approval shall not be unreasonably withheld or denied. Notwithstanding the foregoing, either party may assign this Agreement to any acquirer of all or of substantially all of such party's equity securities, assets or business related to the subject matter of this Agreement. Any attempted assignment in violation of this Agreement shall be void and without effect.

               12.4 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or modified and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

               12.5 Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

               12.6 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

               12.7 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a nationally recognized commercial courier service (e.g., DHL) to the other party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the parties hereto.

               12.8 Entire Agreement. This agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreement, written and oral, with respect thereto. No change, amendment or modification of any provision of this agreement shall be valid unless set forth in a written instrument signed by both parties.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date. All signed copies of this Agreement shall be deemed originals.

Oak Technology, Inc.

   By:      /s/ David J Power

   Name:    David J Power

   Title:   Vice President General Counsel
            & Secretary        12-29-2000


TVIA, Inc.

   By:      /s/ Jack Guedj

   Name:    Jack Guedj

   Title:   President
            12/29/2000


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                                    EXHIBIT A

                                 CHIP TECHNOLOGY

1. 317 Oak Technology Chip ("Warp Chip") and the working directories of its successor chip, including the following:

WARP (both WARP 5 and WARP 7) Deliverables

Documentation (electronic versions and hard copies)

     Architecture
     Module Spec
     Detailed Module documentation
     Test benches and environment

RTL Code

Schematics of Custom Circuits

     Triple Port RAM

Quickturn Emulation Board and Environment (including schematics)

WARP 5 Reference Board and Schematics

Simulation Environment

     C Codes
     Scripts
     Models
     Test Vectors

Software Drivers

Software Tools for WARP Demos

WARP Demo Environment and Database

WARP 5 Boards in Inventory (3) for Testing

Besides specific deliverables outlined above, WARP deliverables include all libraries/models/scripts/code necessary to duplicate synthesis, simulation, and emulation of the designs (both WARP 5 and WARP 7)


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                                    EXHIBIT B

                               SOFTWARE TECHNOLOGY

1.      317 Driver software

2.      Bios Software


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